Exhibit 99.1

News from

Arch Coal, Inc.

FOR FURTHER INFORMATION:

External Affairs

314/994-2897

FOR IMMEDIATE RELEASE

Holly Keller Koeppel and Robert Brewster Hamill

Elected to Arch Coal’s Board of Directors

ST. LOUIS, March 1, 2019 — Arch Coal, Inc. (NYSE:ARCH) announced today that Holly Keller Koeppel, a former senior executive in both the utility and financial services industries, and Robert Brewster Hamill, a retired managing director at Jefferies and Company, have been elected to its board of directors, effective immediately.

“We are extremely pleased to welcome Holly and Bob to the Arch Coal board,” said James N. Chapman, Arch’s board chair.  “They bring proven leaderships skills and a wealth of experiences in energy and financial markets that are directly applicable to Arch.  I am confident that they will be great additions to the Arch team.”

“I echo Jim’s enthusiasm about the addition of Holly and Bob to our high-performing board,” said John W. Eaves, Arch’s chief executive officer.  “I look forward to working with the two of them, and with the rest of the board, as we chart Arch’s future course in a smart, responsible and value-creating manner.”

Most recently, Holly Keller Koeppel served as managing partner and head of Gateway Infrastructure Investments LP and as partner and global co-head of Citi Infrastructure Investors at Citigroup, Inc.  Prior to those roles, Koeppel held the position of executive vice president and chief financial officer, along with other leadership posts, at American Electric Power.  Earlier in her career, she held senior leadership positions at Consolidated Natural Gas Company.

Koeppel currently serves on the boards of AES Corporation, B.A.T. Industries PLC, and Vesuvius PLC, and is a former board member of CoaLogix, Inc., Energy Insurance Mutual Ltd., Integrys Energy Group, Inc., and Reynolds American, Inc.  She earned Bachelor of Science and Master of Business Administration degrees from The Ohio State University in Columbus, Ohio.

Robert Brewster Hamill recently retired from Jefferies and Company, where he had served as managing director of high-yield bond and leveraged loan sales since 2008.  Prior to joining Jefferies, Hamill was managing director of high yield sales at Lehman Brothers and managing director of high-yield finance at J.P. Morgan Securities.  Earlier in his career, he held senior positions at Drexel Burnham Lambert and E.F. Hutton & Company.

Hamill earned an undergraduate degree from Hamilton College in Clinton, N.Y., and a Master of Business Administration degree from the Harvard Graduate School of Business Administration in Boston, Mass.

Scott Vogel, who has been an Arch director since October 2016, will not stand for re-election at the annual meeting in May.  At that time, the company expects to have eight directors.

U.S.-based Arch Coal, Inc. is a top coal producer for the global steel and power generation industries.  Arch operates a streamlined portfolio of large-scale, low-cost mining complexes that produce high-quality metallurgical coals in Appalachia and low-emitting thermal coals in the Powder River Basin and other strategic supply regions.  For more information, visit www.archcoal.com.

Forward-Looking Statements: This press release contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation and steel industries; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors, from the Tax Cuts and Jobs Act and other tax reforms; from the effects of foreign and domestic trade policies, actions or disputes; from fluctuations in the amount of cash we generate from operations, which could impact, among other things, our ability to pay dividends or repurchase shares in accordance with our announced capital allocation plan from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.

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